Exhibit No. (21)

CONSOLIDATED  SUBSIDIARIES  AND  EQUITY  COMPANIES
Kimberly-Clark  Corporation  and  Subsidiaries

     The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 1999.

     This list includes all significant subsidiaries and equity companies. The place of incorporation or organization is the same as the location of the company except as shown parenthetically.

Consolidated  Subsidiaries

Avent,  Inc.  and  subsidiaries  (Delaware),  Tucson,  Arizona
Ballard  Medical  Products  and  subsidiaries,  Draper,  Utah
Colombiana Kimberly Colpapel S.A. and subsidiaries, Medellin, Colombia (69%) Ecuapel, S.A., Guayaquil, Ecuador (69%)
Hakle-Kimberly  Switzerland  GmbH  and  subsidiaries, Reichenburg, Switzerland
Hakle-Kimberly Deutschland GmbH and subsidiaries, Koblenz, Germany Housing Horizons, LLC, Dallas, Texas
K-C  Hanoi  Co.  Ltd.,  Hanoi,  Vietnam  (70%)
Kimberly  Bolivia  S.A.,  Santa  Cruz,  Bolivia  (42%)
Kimberly-Clark  Argentina  Holdings  S.A.  and  subsidiaries,  Buenos  Aires,
   Argentina
Kimberly-Clark  a.s.,  Czech  Republic
Kimberly-Clark  Australia  Holdings Pty. Ltd. and subsidiaries, Milsons Point,
   Australia
Kimberly-Clark  B.V.,  Ede,  The  Netherlands
Kimberly-Clark CBG Hygienic Products Company Limited, Chengdu, Handan, Kunming
   and Nanjing, China
Kimberly-Clark  Canada  Inc.  and  subsidiaries,  Mississauga, Ontario, Canada
Kimberly-Clark Central American Holdings, S.A., Panama (81%) Kimberly-Clark de Centro America, S.A. and subsidiaries, Sitio del Nino, El
   Salvador  (81%)
Kimberly-Clark  Chile,  S.A.,  Santiago,  Chile
Kimberly-Clark  do  Brasil  Limitada  and  subsidiaries,  Sao  Paulo,  Brazil
Kimberly-Clark Holding Ltd. and subsidiaries, Kent, United Kingdom Kimberly-Clark (Hong Kong) Limited, Kowloon, Hong Kong
Kimberly-Clark  International,  S.A.,  Panama  City,  Panama
Kimberly-Clark  Japan  Limited,  Tokyo,  Japan
Kimberly-Clark  Kenko Industria e Commercio Ltda. and subsidiaries, Sao Paulo,
   Brazil  (51%)
Kimberly-Clark  Lda.,  Lisbon,  Portugal
Kimberly-Clark Luxembourg S.A.R.L. and subsidiaries, Luxembourg Kimberly-Clark Malaysia Sendirian Berhad, Petaling Jaya, Malaysia Kimberly-Clark N.V., Duffel, Belgium
Kimberly-Clark  ooo,  Moscow,  Russia
Kimberly-Clark  Paper  (Guangzhou)  Company  Ltd.,  Guangzhou,  China
Kimberly-Clark  Paper  (Shanghai),  Ltd.,  Shanghai,  China
Kimberly-Clark  Paraguay,  S.A.,  Asuncion,  Paraguay
Kimberly-Clark  Personal  Hygienic  Products  Co.,  Ltd.,  Beijing,  China
Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., Nanjing, China Kimberly-Clark Philippines Inc., Makati, Philippines (87%)
Kimberly-Clark  Poland  Sp.  z  o.o,  Warsaw,  Poland
Kimberly-Clark  Printing  Technology,  Inc.  (California)  and  subsidiaries,
   Roswell,  Georgia
Kimberly-Clark  Products  (Malaysia)  Sdn.  Bhd.,  Kluang,  Malaysia
Kimberly-Clark  Pudumjee  Limited,  Pune,  India  (51%)
Kimberly-Clark  Puerto  Rico,  Inc.  (Delaware),  San  Juan,  Puerto  Rico
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Kimberly-Clark,  S.L.  and  subsidiaries,  Madrid,  Spain
Kimberly-Clark  -  SID,  S.A.,  Dominican  Republic  (80%)
Kimberly-Clark  Singapore  Pte.  Ltd.,  Singapore
Kimberly-Clark  S.N.C.,  Saint  Cloud,  France
Kimberly-Clark  Southern  Africa  (Holdings)  (Pty)  Ltd.  and  subsidiaries,
   Johannesburg,  South  Africa   (50%  plus  one  share)
Kimberly-Clark  S.p.A.  and  subsidiaries,  Turin,  Italy
Kimberly-Clark Technical Paper, Inc. (New Hampshire), East Ryegate, Vermont Kimberly-Clark Thailand Limited, Bangkok, Thailand
Kimberly-Clark Tissue Company (Pennsylvania), Dallas, Texas Kimberly-Clark Ukraine LLC, Kiev, Ukraine
Kimberly-Clark  Uruguay,  S.A.,  Montevideo,  Uruguay
Kimberly-Clark Vietnam Co, Inc., Ho Chi Minh City, Vietnam Kimberly-Clark Worldwide, Inc. (Delaware), Dallas, Texas
KIMNICA,  S.A.,  Managua,  Nicaragua
MIMO  S.A.,  Guayaquil,  Ecuador  (69%)
MIMO  S.A.,  Lima,  Peru  (55%)
Papelera  Guaicaipuro,  C.A.,  Maracay,  Venezuela  (69%)
Papeles  Absorbentes,  S.A.,  Guatemala  City,  Guatemala  (66%)
P.T.  Scott  Paper  Indonesia,  Jakarta  Utara,  Indonesia
Scott Paper Company de Costa Rica, S.A. and subsidiaries, San Jose, Costa Rica
    (81%)
Scott Paper Company - Honduras, S.A. de C.V., San Pedro, Honduras (81%) Scott, S.A. and subsidiaries, Saint Cloud, France
Taiwan  Scott  Paper  Corporation,  Taipei,  Taiwan  (67%)
Tecnol,  Inc.  and  subsidiaries  (Delaware),  Fort  Worth,  Texas
Venekim,  C.A.,  Caracas,  Venezuela  (69%)
YuHan-Kimberly,  Limited,  Seoul,  Korea  (70%)

Equity  Companies

Hogla-Kimberly,  Limited  and  subsidiaries,  Hadera,  Israel  (49.9%)
KCK  Tissue  S.A.,  Buenos  Aires,  Argentina  (50%)
Kimberly-Clark  Australia  Pty.  Limited,  Milsons  Point,  New  South  Wales,
   Australia  (50%)
Kimberly-Clark  Lever,  Ltd.,  Pune,  India  (50%)
Kimberly-Clark  de  Mexico, S.A. de C.V. and subsidiaries, Mexico City, Mexico
   (47.9%)
Klabin  Kimberly  S.A.,  Sao  Paulo,  Brazil  (50%)
Olayan Kimberly-Clark Arabia Company, Al-Khobar, Kingdom of Saudi Arabia (49%) Olayan Kimberly-Clark (Bahrain) WLL, Manama, Bahrain (49%)
Ovisan  Turkey,  Pendik,  Turkey  (49.9%)
P.T.  Kimsari  Paper  Indonesia,  Medan,  Indonesia  (50%)
Tenosur  S.A.,  Colombia  (34%)
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